PROSPECTUS SUPPLEMENT NO. 4 TO      FILED PURSUANT TO RULE 424B(3),
PROSPECTUS DATED MAY 4, 1999        FILE NOS. 333-38225-01, 333-33225-02,
                                    333-33225-04, 333-33225-05, 333-33225-06,
                                    333-33225-07, 333-33225-08, 333-33225-09,
                                    333-33225-10

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of Earliest Event Reported): September 24, 1999

                       AMERISERVE FOOD DISTRIBUTION, INC.
             (Exact Name of Registrant as Specified in its Charter)



             DELAWARE                                      75-2296149
        (State or other        (Commission File           (IRS Employer
         jurisdiction of            Number)          Identification Number)
         incorporation)

                              15305 DALLAS PARKWAY
                                ADDISON, TX 75001
               (Address of principal executive offices) (zip code)

                                 (972) 364-2000
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)

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          The date of this Prospectus Supplement is September 24, 1999

ITEM 5.   OTHER EVENTS

          AmeriServe Finance Trust and AmeriServe Capital Corporation, each of which are affiliates of AmeriServe Food Distribution, Inc., have successfully priced a private placement of $205,000,000 in senior secured notes at a coupon rate of 12%. The senior secured notes are expected to be issued at a 97.706% discount from the principal amount due at maturity.

          The senior secured notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements of businesses acquired.

               - Not Applicable

(b)       Pro forma financial information.

               - Not Applicable

(c)       Exhibits.

               - None

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                        AMERISERVE FOOD
                                        DISTRIBUTION, INC.


                                        By:    /s/ Kevin J. Rogan
                                               ------------------------------
                                        Name:  Kevin J. Rogan
                                        Title: Senior Vice President,
                                                General Counsel and Secretary

Date:  September 24, 1999